Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 2 of our report dated May 30, 2024, relating to the financial statements of Go Green Global Technologies Corp. as of and for the years ended December 31, 2023, and 2022 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

RBSM LLP

New York, NY

August 27, 2024